Exhibit 99.1

Transgenomic Announces $8.3 Million Private Placement Financing

OMAHA, Neb. (January 25, 2012) — Transgenomic, Inc. (OTCBB: TBIO) announced today that it has entered into definitive agreements with a syndicate of institutional and other accredited investors to raise gross proceeds of $8.3 million in a private placement financing. The syndicate was comprised of new and existing investors, including entities associated with Third Security, LLC, a leading life sciences investment firm.

Pursuant to the purchase agreement, Transgenomic has agreed to issue an aggregate of 16,600,000 shares of the Company’s common stock at a price per share of $0.50, as well as 5-year warrants to purchase up to an aggregate of 8,300,000 shares of common stock with an exercise price of $0.75 per share.

Net proceeds from this offering will be used for general corporate and working capital purposes, primarily to accelerate commercialization of several of the Company’s proprietary genetic tests. The closing of the offering is expected to occur on or about January 30, 2013, subject to standard and customary closing conditions.

Lazard Capital Markets LLC served as the lead placement agent for the offering, with Craig-Hallum-Capital Group LLC acting as co-placement agent for the offering.

The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investors, Transgenomic has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Any offering of Transgenomic’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company is a global leader in cardiac genetic testing with a family of innovative products, including its C-GAAP test, designed to detect gene mutations which indicate cardiac disorders, or which can lead to serious adverse events. Transgenomic has three complementary business divisions: Transgenomic Clinical Laboratories, which specializes in molecular diagnostics for cardiology, oncology, neurology, and mitochondrial disorders; Transgenomic Pharmacogenomic Services, a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development; and Transgenomic Diagnostic Tools, which produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthens its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to the closing of the proposed offering and the expected use of proceeds from the offering. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contact:

Investor Contact:

Argot Partners

David Pitts, 212-600-1902

david@argotpartners.com

or

Company Contact:

Transgenomic, Inc.

Investor Relations, 402-452-5416

investorrelations@transgenomic.com